Exhibit 99.1

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

FInancial Report

June 30, 2019 and 2018

CONTENTS

INDEPENDENT ACCOUNTANT’S REVIEW REPORT	1 - 2

FINANCIAL STATEMENTS
Balance sheets	3 - 4
Statements of operations	5
Statements of changes in members’ deficit	6
Statements of cash flows	7
Notes to financial statements	8 - 18

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INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Board of Directors

Solsys Medical, LLC

We have reviewed the accompanying financial statements of Solsys Medical, LLC (the Company), which comprise the balance sheet as of June 30, 2019, the related statements of operations, changes in members’ deficit and cash flows for the six month periods ended June 30, 2019 and 2018, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 9. Our conclusion is not modified with respect to this matter.

Report on 2018 Financial Statements

The 2018 financial statements of Solsys Medical, LLC were audited by us, and we expressed an unmodified opinion on them in our report, dated April 11, 2019. We have not performed any auditing procedures since that date. The information set forth in the accompanying balance sheet as of December 31, 2018, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Newport News, Virginia

November 6, 2019

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

Balance Sheets

June 30, 2019 and December 31, 2018

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,067,343	$819,442
Accounts receivable, net of allowance for doubtful accounts	5,359,027	3,887,215
Inventory	55,644	19,371
Prepaid expenses	209,191	303,952

Total current assets	6,691,205	5,029,980

PROPERTY AND EQUIPMENT
Computer equipment and software	75,075	75,075
Machinery and equipment	632,371	753,145
Furniture and fixtures	54,131	54,131
Leasehold improvements	27,736	27,736

	789,313	910,087
Less accumulated depreciation	442,214	548,703

Total property and equipment, net	347,099	361,384

Total assets	$7,038,304	$5,391,364

See Independent Accountant’s Review Report and Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

Balance Sheets, continued

June 30, 2019 and December 31, 2018

	June 30,	December 31,
	2019	2018
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,486,162	$1,197,837
Accrued sales commissions	735,167	1,394,195
Accrued interest	306,740	277,749
Accrued exit fee	477,758	436,041
Revolving line of credit	1,550,000	-
Current maturities of note payable, net of unamortized debt issuance costs	3,709,356	889,490
Accrued expenses	1,140,717	170,090

Total current liabilities	9,405,900	4,365,402

LONG-TERM LIABILITIES
Note payable, net of unamortized debt issuance costs, less current maturities	13,694,822	14,029,118

MEMBERS’ DEFICIT	(16,062,418)	(13,003,156)

Total liabilities and members’ deficit	$7,038,304	$5,391,364

See Independent Accountant’s Review Report and Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

STATEMENTs OF operations

Six Months Ended June 30, 2019 and 2018

	2019	2018

Net sales	$14,523,023	$12,073
Other revenue - TheraSkin revenue share	119,971	5,374,413
Other revenue - shipping and handling revenue	27,611	100

Total revenue	14,670,605	5,386,586

Cost of goods sold	4,099,181	4,009

Gross profit	10,571,424	5,382,577

Operating expenses:
Selling and marketing expenses	8,910,864	7,135,820
General and administrative expenses	5,187,469	2,344,834
Research and development expenses	1,353,651	443,586

Total operating expenses	15,451,984	9,924,240

Operating loss	(4,880,560)	(4,541,663)

Other income (expense):
Interest income	329	1,721
Interest expense	(1,179,031)	(1,001,928)

Total other expense	(1,178,702)	(1,000,207)

Net loss	$(6,059,262)	$(5,541,870)

See Independent Accountant’s Review Report and Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

STATEMENTs OF changes in members’ DEFICIT

Six Months Ended June 30, 2019 and 2018

	Common	Series A Preferred	Series B Preferred	Series C Preferred	Series D Preferred	Series E Preferred	Series F Preferred	Total
Balance, December 31, 2017	$(13,929,297)	$(5,273,298)	$(4,828,658)	$(1,406,025)	$-	$16,297,260	$-	$(9,140,018)
Issuance of Series E Preferred Units	-	-	-	-	-	6,000,000	-	6,000,000
Net loss for six months	(754,027)	(256,034)	(677,106)	(361,275)	-	(3,493,428)	-	(5,541,870)
Balance, June 30, 2018	$(14,683,324)	$(5,529,332)	$(5,505,764)	$(1,767,300)	$-	$18,803,832	$-	$(8,681,888)

Balance, December 31, 2018	$(15,270,684)	$(5,728,975)	$(6,033,933)	$(2,049,102)	$-	$16,079,538	$-	$(13,003,156)
Issuance of Series E Preferred Units	-	-	-	-	-	3,000,000	-	3,000,000
Net loss for six months	(766,436)	(260,245)	(688,272)	(367,191)	-	(3,977,118)	-	(6,059,262)
Balance, June 30, 2019	$(16,037,120)	$(5,989,220)	$(6,722,205)	$(2,416,293)	$-	$15,102,420	$-	$(16,062,418)

See Independent Accountant’s Review Report and Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

Statements of Cash flows

Six Months Ended June 30, 2019 and 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(6,059,262)	$(5,541,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	63,503	38,381
Amortization of debt issuance costs	23,070	23,070
Bad debt expense	37,464	10,644
(Increase) decrease in assets:
Accounts receivable	(1,509,276)	(142,927)
Inventory	(36,273)	3,938
Prepaid expenses	94,761	68,469
(Decrease) increase in liabilities:
Accounts payable	288,325	36,280
Accrued sales commissions	(659,028)	(71,326)
Accrued interest	28,991	26,311
Accrued exit fee	41,717	41,718
Accrued expenses	970,627	155,779

Net cash used in operating activities	(6,715,381)	(5,351,533)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(49,218)	(46,850)

Net cash used in investing activities	(49,218)	(46,850)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Series E preferred units	3,000,000	6,000,000
Draws on line of credit	1,550,000	-
Borrowings on note payable	2,500,000	-
Payment of financing costs	(37,500)	-

Net cash provided by financing activities	7,012,500	6,000,000

Net increase in cash and cash equivalents	247,901	601,617

Cash and cash equivalents, beginning	819,442	6,124,918

Cash and cash equivalents, ending	$1,067,343	$6,726,535

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash payments for interest	$1,030,297	$910,829

See Independent Accountant’s Review Report and Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

Solsys Medical, LLC (the Company) is a Delaware limited liability company formed on November 24, 1999. The Company previously operated under the name Soluble Systems during the year ended December 31, 2017 but changed its name to SolSys Medical, LLC in February 2018. The Company distributes human skin tissue allograft under the brand name TheraSkin® through a distribution agreement with LifeNet Health. The Company also manufactured and marketed a line of advanced sterile wound care dressings under the brand name TheraGauze™. TheraGauze™ was manufactured in a certified clean room environment under strict quality protocols in Hampton, Virginia. During the year ended December 31, 2017, the Company ceased production of TheraGauze™ but sold finished goods inventory in 2018. The Company’s products are sold to customers throughout the United States of America, and its corporate office is located in Newport News, Virginia.

Significant accounting policies:

Basis of accounting:

The financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and cash equivalents:

The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable:

Trade receivables are stated at the amount management expects to collect from balances outstanding at quarter-end. Management provides an allowance for doubtful accounts which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. The allowance for doubtful accounts was $75,000 as of June 30, 2019 and December 31, 2018. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Trade receivables are considered past due if any portion of the receivable balance is outstanding for more than sixty days. Interest is not charged on past due receivables.

Inventory:

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the average cost method. All inventory at June 30, 2019 and December 31, 2018 consisted of finished goods inventory.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Property and equipment:

Property and equipment are stated at cost. Repairs and maintenance are charged to expense when incurred; renewals and betterments are capitalized. Depreciation is computed using straight-line method over the following estimated useful lives:

Years
Computer equipment and software	2 - 5
Machinery and equipment	5 -7
Furniture and fixtures	7
Leasehold improvements	7 - 39

When property is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is included in the statement of operations. Fully depreciated TheraGauze manufacturing equipment with an original cost of $169,992 was written off on June 30, 2019 due to disposal.

Impairment of long-lived assets:

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. No impairment was noted on long-lived assets for the six months ended June 30, 2019 and 2018.

Debt issuance costs:

Costs incurred in connection with obtaining note payable for the Company are recognized as interest expense over the term of the related note payable using the straight-line method.

Revenue recognition:

The Company recognizes TheraGauze® revenue when the product is shipped to customers. Prior to July 2018 the Company received a revenue share based on gross sales of TheraSkin® sold by LifeNet Health as vendor of record under a supply and distribution agreement with Skin Wound and Allograft Institute, LLC (LifeNet Health). In July 2018 LifeNet Health and the Company began transitioning the sales, billing and collections of TheraSkin® from LifeNet Health to the Company as the new vendor of record. The transition of customers to the Company as vendor of record was virtually complete by the end of 2018. For customers that the Company is vendor of record for sales of TheraSkin®, the Company recognizes TheraSkin® revenue when the product is shipped to such customers. The supply and distribution agreement has a current term through October 26, 2027; however, the agreement contains a unilateral right for the Company to extend the term up to three (3) years to October 26, 2030 (see Note 6).

Shipping and handling costs:

Shipping and handling costs incurred by the Company, primarily for paying LifeNet Health for shipping and handling fees for the Company’s sale of TheraSkin® to customers as vendor of record as required by their supply and distribution agreement, the purchase of dry ice, and payment of shipping costs for products returned to LifeNet Health, amounted to $1,777,447 and $99,808, respectively, for the six months ended June 30, 2019 and 2018, and are included in general and administrative expenses in the accompanying statements of operations.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Advertising:

Advertising costs are expensed as incurred. Advertising expense of $95,476 and $64,712 for the six months ended June 30, 2019 and 2018, respectively, is included in the selling and marketing expenses in the accompanying statements of operations.

Research and development:

Research and development costs are expensed as incurred.

Income taxes:

The Company is a limited liability company and, as such, its income or loss passes directly to its members. Therefore, no provision or liability for income taxes has been included in the financial statements.

Under the provisions of the pronouncement for “Accounting for Uncertainty in Income Taxes,” if there are uncertain and potentially material tax positions identified, the resulting estimated liability, including any related interest and penalties, will be recorded as miscellaneous expense in the general and administrative expense category.

Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements:

In December 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. In May 2016, the FASB issued Accounting Standards Update 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”. In April 2016, the FASB issued Accounting Standards Update 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”. In March 2016, the FASB issued Accounting Standards Update 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross verses Net)”. These updates provide additional clarification and implementation guidance on the previously issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU 2014-09). Collectively, these updates require a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. These updates supersede almost all existing revenue recognition guidance under GAAP, with certain exceptions. ASU 2014-09 provides two methods of retrospective application. The first method would require the Company to apply ASU 2014-09 to each prior reporting period presented. The second method would require the Company to retrospectively apply ASU 2014-09 with the cumulative effect recognized at the date of initial application. ASU 2014-09 will be effective for the Company in the year ending December 31, 2019 and interim periods in 2020. The Company is currently evaluating the impact of adopting the available methodologies of ASU 2014-09 upon its financial statements in future reporting periods and will select a transition method in the third quarter of 2019. The Company is in the process of evaluating the new standard against its existing accounting policies, including the timing of revenue recognition, and its contracts with customers to determine the effect the guidance will have on its financial statements and what changes to systems and controls may be warranted.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Recent accounting pronouncements (continued):

In July 2018, the FASB issued Accounting Standards Update 2018-11, “Leases (Topic 842): Targeted Improvements” (ASU 2018-11), and Accounting Standards Update 2018-10, “Codification Improvements to Topic 842, Leases” (ASU 2018-10). The amendments in ASU 2018-11 provide for an additional and optional transition method that allows an entity to initially apply ASC Topic 842 at the adoption date and recognize a cumulative effect adjustment to its opening balance of retained earnings in the period of adoption and continue its reporting for the comparative periods presented in accordance with the current lease guidance, ASC Topic 840. The amendments in ASU 2018-10 provide additional clarification and implementation guidance on certain aspects of the previously issued Accounting Standards Update 2016-02, “Leases (Topic 842)” (ASU 2016-02), and have the same effective and transition requirements as ASU 2016-02. Upon the effective date, ASU 2016-02 will supersede the current lease guidance in ASC Topic 840. Under the new guidance, lessees will be required to recognize for all leases, with the exception of short-term leases, a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis. Concurrently, lessees will be required to recognize a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. On October 16, 2019, the FASB voted to delay the effective date for private companies and non-profit organizations for one additional year. Consequently, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2020 and interim periods after December 15, 2021, with early adoption permitted. The Company plans to apply the optional transition method at the adoption date and is currently evaluating the effects the adoption of ASU 2016-02 will have on the financial statements.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 2.	Note Payable

Note payable consists of the following as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
SWK Funding, LLC note payable	$17,594,878	$15,094,878
Less unamortized debt issuance costs	190,700	176,270
	17,404,178	14,918,608
Less current maturities, net of unamortized debt issuance costs	3,709,356	889,490
	$13,694,822	$14,029,118

Following are the scheduled maturities of the note payable for the twelve-month periods ending June 30:

2020	$3,750,000
2021	5,000,000
2022	5,000,000
2023	3,844,878
$17,594,878

On May 2, 2019, the Company entered into an agreement with SWK Funding LLC to amend the note. Under the terms of the amendment, lender made an additional term loan in the original amount of $2,500,000, resulting in an aggregate outstanding principal balance of the term loan of $17,594,878. The Company paid a fully-earned, non-refundable origination fee of $37,500. Beginning May 2, 2019 and ending on the six month anniversary of the signing of the Merger agreement with Misonix, Inc, lender shall make one additional term loan advance to borrower in the amount of $2,500,000 within five business days of the written request of borrower, contingent upon an additional equity investment or subordinated debt totaling $4,000,000 or more, and contingent upon the absence of any default. Upon funding of the second $2,500,000 advance, the Company shall pay a fully-earned, non-refundable origination fee of $37,500. The note accrues interest at a variable rate of the greater of 1.5% or the three-month LIBOR, with a maximum variable rate of 3%, plus 10.25% payable quarterly. The Company is required to make revenue-based principal payments based on aggregate revenue as defined in the credit agreement. The revenue-based payments require quarterly the Company to pay 15% (formerly 12.5%) of aggregate annual revenue up to $15,000,000 and 12.5% (formerly 10%) of any aggregate annual revenue greater than $15,000,000. Beginning November 2019, scheduled principal payments of $1,250,000 (formerly $900,000) plus accrued interest are due quarterly, with all remaining principal and unpaid accrued interest due October 26, 2022. The note is secured by substantially all assets of the Company, and is guaranteed by two members of the Company up to $5,000,000. At June 30, 2019 and December 31, 2018, interest related to this note of $306,740 and $277,749, respectively, remains in accrued interest on the accompanying balance sheets. The note calls for an exit fee in the amount equal to 5% of the total principal borrowings and capitalized interest on the note to be paid to SWK upon the earlier of the maturity date, as defined, or the full repayment of the note. The Company recognized $41,717 and $41,718, respectively, of expense related to the exit fee during the six months ended June 30, 2019 and 2018 which is included in interest expense in the accompanying

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 2.	Note Payable (continued)

statements of operations. Accrued exit fees of $477,758 and $436,041, respectively, were outstanding and included on the accompanying balance sheets as of June 30, 2019 and December 31, 2018.

Under the terms of the promissory note syndicated by SWK, the Company is required to meet certain financial covenants. As of June 30, 2019, the Company was in compliance with quarterly covenants associated with its debt agreement.

As part of the issuance of the SWK note and subsequent amended and restated warrant agreements, 1,209,068 detachable warrants for Series D Preferred units were issued to SWK with an exercise price of $.99 per unit with an additional 2,284,793 of additional warrant units for Series D Preferred units with an exercise price of $.89 per unit. The warrants expire at the earlier of May 10, 2027, or an exercise event as described in the amended and restated warrant agreement. No Series D Preferred Units warrants had been exercised as of June 30, 2019.

No discount or premium was recognized upon issuance of the detachable warrants and convertible notes, and at June 30, 2019 and December 31, 2018, respectively, there is no carrying amount related to the detachable warrants as management determined that their fair value was equal to zero.

During the six months ended June 30, 2019 and 2018, the Company incurred interest expense of $1,028,003 and $937,140, respectively, on the note payable. Additionally, amortization of debt issuance costs of $23,070 and $23,070, respectively, is included in interest expense for the six months ended June 30, 2019 and 2018.

The Company entered into a $5,000,000 revolving line of credit loan agreement (LOC) with Silicon Valley Bank effective January 22, 2019. Borrowings on the line are limited to 85% of eligible accounts receivable as defined in the LOC agreement. Interest is calculated at .25% over prime or 5.25%, whichever is higher, and is automatically paid on the last day of each month. The LOC calls for a Final Payment Fee of 1.50% of the line ($75,000) due upon termination or maturity of the LOC. The Company recognized $16,652 of expense related to the Final Payment Fee during the six months ended June 30, 2019 which is included in interest expense. The LOC also calls for an unused facility fee of .25% of average unused portion of the line paid quarterly which amounted to $4,459 for the first six months of 2019 and is included in interest expense. Total interest expense for the LOC in the six months ended June 30, 2019 was $33,177. Additionally, $25,136 of closing fees is included in interest expense for the six months ended June 30, 2019. Closing fees were expensed instead of amortized over the term of the LOC due to lack of materiality. The loan agreement provides SVB with a first priority perfected security interest in all assets of the Company (except that the first priority aspect may be subject to the security interest of SWK in certain property, but only to the extent contemplated by the intercreditor agreement). The Company is required to meet certain financial covenants related to the LOC. During the six months ended June 30, 2019, the Company failed to meet quarterly covenants associated with its loan agreement with SVB. On September 6, 2019 SVB and the Company entered into a waiver agreement whereby SVB waived the events of default for June 30, 2019. The line of credit matures January 22, 2021.

Note 3.	Members’ Deficit

Effective October 26, 2017, the Company amended and restated its existing operating agreement to create a class of Series E Preferred Units to be issued by the Company. The restatement includes each Member’s status as Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred Units, and Series F Preferred Units, along with the number of units held by each member. Additionally, the restatement provided for the Company to issue up to a maximum of 13,498,187 Series F Preferred units as incentive compensation for certain key executives of the Company in consideration for those employees entering into employment agreements with the Company. The Series F Preferred units vest over a four year period and the total number of Series F units are subject to the exercise of outstanding warrants for Series D Preferred Units (see Note 6).

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 3.	Members’ Deficit (continued)

The amended operating agreement allows for Series E Preferred Members to require the Company to redeem for cash all of the then outstanding Series E Preferred Units at any time during or after October 2021. The redemption rate will be at a purchase price equal to the greater of the fair market value of the Series E Preferred Units at time of the redemption or the original Series E Preferred purchase price plus an aggregate internal rate of return of 8% per annum. If the Company is unable to redeem the Series E Preferred Units within 180 days after receiving notice of the redemption request, the Company may be forced to engage an investment bank to direct the sale of the Company in order to satisfy the redemption obligations.

During the six months ended June 30, 2018, the Company issued Series E Preferred member units to 1315 Capital and SV Health Investors raising an additional $6,000,000 equity investment in the Company.

During the six months ended June 30, 2019, the Company issued 5,426,525 of Series E Preferred member units to 1315 Capital and SV Health Investors raising an additional $3,000,000 equity investment in the Company.

The Company has a total of 77,163,389 and 71,736,864 units issued as of June 30, 2019 and December 31, 2018 respectively. These amounts are comprised of the following which were the same on June 30, 2019 and December 31, 2018: 9,760,419 units are common units, 3,314,401 units are Series A Preferred Members, 8,764,741 units are Series B Preferred Members, and 4,676,263 units are Series C Preferred Members. The totals for June 30, 2019 and December 31 2018 also included 50,647,565 and 45,221,040 units are Series E Preferred members, respectively. In addition, there are outstanding warrants exercisable for up to 3,493,861 Series D Preferred Units as of June 30, 2019 and December 31, 2018.

Profit and loss allocations are made in accordance with the operating agreement and follow the distribution schedule as outlined below.

Distributions:

Distributions of net cash flow will be paid in accordance with the terms of the operating agreement. No distributions were paid during the six months ended June 30, 2019 and 2018.

Allocation of profit from operations and distributions of net cash flow resulting from a liquidation event follow waterfall schedules as outlined in the operating agreement. Allocations of loss from operations will be made in accordance with ownership percentage, subject to certain limitations as defined in the operating agreement.

Limited liability company dissolution:

The Company shall be dissolved upon the consent of the Board of Managers and the Series E Preferred Members or upon the occurrence of other events as defined in the amended and restated operating agreement.

Note 4.	Operating Leases

The Company leases its office facilities and equipment through operating leases with various terms through November 2024. Office space is leased on a month-to-month lease through August of 2019 from an entity for which a member of the Company is president (see Note 5). Rent expense under the related party lease totaled $40,431 and $39,254, respectively, for the six months ended June 30, 2019 and 2018.

On June 25, 2019 the Company entered into a lease to move its corporate offices to a new office building. The initial lease term is 63 months, with two three-year renewal options. The new office lease is between the Company and an unrelated party.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 4.	Operating Leases (continued)

Minimum lease payments required under these lease agreements for the twelve months ending June 30 are as follows:

2020	$152,471
2021	243,728
2022	247,031
2023	253,599
2024	259,146
Thereafter	103,355
$1,259,330

Note 5.	Related Party Transactions

The Company’s promissory note is syndicated by SWK Holdings who holds outstanding warrants exercisable in the Company for up to 3,493,861 Series D Preferred Units as of June 30, 2019 and December 31, 2018 (see Notes 2 and 3).

During the six months ended June 30, 2019 and 2018, the Company leased office space from an entity for which a member of the Company is president (see Note 4).

The Company has a distribution and supply agreement with LifeNet Health from which substantially all revenue is derived with LifeNet Health as vendor of record, or substantially all product is sourced with LifeNet Health as supplier to the Company after the Company became vendor of record (see Notes 8 and 9). LifeNet Health is a member of the Company, owning 1,000 common units as of June 30, 2019 and December 31, 2018. Additionally, the Chief Financial Officer of LifeNet Health serves on the Company’s Board of Directors.

Note 6.	Commitments and Contingencies

During 2017, the Company amended its supply and distribution agreement with LifeNet Health and contemporaneously entered into a Services Agreement with LifeNet Health. As part of the amended agreement, the Company and LifeNet Health agreed to an exclusive purchase arrangement in which the Company purchases all TheraSkin® product during the term of the agreement from LifeNet Health, and LifeNet Health agreed to not supply or provide rights to a third party for TheraSkin nor any competing product as defined in the agreement. Additionally, the amended agreement modifies the existing revenue share agreement based on approved gross profit margin ranges as defined in the agreement.

The Services Agreement provides for two services that the Company may choose to have LifeNet Health provide: 1) LifeNet Health will charge the Company a service fee equal to 10% of total aggregate net sales of TheraSkin® in exchange for LifeNet Health invoicing on behalf of the Company on all TheraSkin® sales and/or 2) LifeNet Health will charge the Company a shipping fee equal to 10% of the net sales of TheraSkin® to customers until the earlier of the termination of the agreement or 30 days following the Company providing an assumption of shipping responsibility notice to LifeNet Health. In July 2018 LifeNet Health and the Company began transitioning the invoicing function from LifeNet Health to the Company. The transition of all customers to the Company as vendor of record was virtually complete by the end of 2018. LifeNet Health continues to perform the shipping function under the supply and distribution agreement for the Company to customers it is vendor of record, until such time as the Company elects to take over shipping of TheraSkin®.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 6.	Commitments and Contingencies (continued)

The Company has equity appreciation rights agreements (“EARS”) with certain current and past employees. For common unit equity appreciation rights, the equity appreciation rights represent the right to receive for each common unit the excess of the fair market value of the common unit over the base value per common unit, which is defined as $1. For Series F Unit appreciation rights, the equity appreciation rights represent the right to receive for each Series F Unit the fair market value of the Series F unit as defined in the respective agreements. The Series F Unit appreciation rights are subject to a vesting schedule as described in Note 3 of the financial statements. The appreciation rights occur upon the occurrence of a change in control event as defined in the agreement. As of June 30, 2019 and December 31, 2018, 1,189,000 and 1,192,000, respectively, of common unit equity appreciation rights were outstanding. Based on a valuation of the Company, management believes that the value of the equity appreciation rights to be $0 and, as a result, no expense accrual has been recorded for the equity appreciation rights as of June 30, 2019 and December 31, 2018. See Note 10 for valuation of EARS at the time the merger with Misonix closed.

Note 7.	Retirement Plan

The Company has a defined contribution plan (the Plan) under section 401(k) of the Internal Revenue Code for eligible employees. Under the Plan, employees are entitled to contribute a portion of their compensation each Plan year up to IRS limitations. For each Plan year, the Company makes a matching contribution of up to 4% of the participant’s contribution, as determined by the Company. Contributions made to the Plan by the Company were $165,128 and $115,222, respectively, for the six months ended June 30, 2019 and 2018.

Note 8.	Concentrations of Credit Risk

During the six months ended June 30, 2019 and 2018, substantially all revenues and outstanding accounts receivable and source of product for resale were derived from transactions with LifeNet Health or from third party customers through the Company supply and distribution agreement with LifeNet Health (see Note 6).

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions. Amounts in excess of federally insured limits at June 30, 2019 and December 31, 2018 totaled $705,245 and $1,407,915, respectively.

Note 9.	Management Plans

The Company’s financial statements have been presented on a basis that its business is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net losses of $5,317,306 and $5,541,870 for the six months ended June 30, 2019 and 2018, respectively. These losses reduced working capital and increased members’ deficit, resulting in the need to secure new capital to fund operations in 2019 and beyond. As a result, there is substantial doubt about the Company’s ability to continue as a going concern. On September 27, 2019, Misonix and Solsys closed on the Merger Agreement, thus the going concern issue has been alleviated (see Subsequent Events, Note 10).

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 9.	Management Plans (continued)

A formal process conducted by Canaccord Genuity resulted in the $25,000,000 growth equity investment from 1315 Capital (“1315”) and SV Health Investors (“SV”) that closed on or about October 26, 2017, of which $19,000,000 was funded at closing and the remaining $6,000,000 was funded in June 2018.

During 2019, the Company secured a working line of credit of $5,000,000 from Silicon Valley Bank to support the anticipated revenue growth in addition to transitioning responsibility of order-to-cash process from LifeNet Health to the Company (see Note 10). Additionally, 1315 and SV funded an additional $3,000,000 equity investment in the Company in February 2019 that was contemplated in the original agreement between 1315, SV and the Company, and contemplated another $4,000,000 equity investment in the third quarter of 2019 into the Company. On May 2, 2019, the Company closed on a $5,000,000 increase of the SWK Funding term loan from approximately $15,000,000 loan to approximately $20,000,000 in the second quarter of 2019, with $2,500,000 funded on May 2, 2019 and the other $2,500,000 to be funded upon the additional $4,000,000 equity capital investment referenced above.

The new growth equity investment allowed the Company to expand the number of direct sales representatives to approximately 65 at June 30, 2019. Although 1315 and SV are not contractually obligated to fund new product acquisition and/or licensing, they and management are actively seeking new product additions to the TheraSkin® product line to provide direct sales representatives more products to sell at the same point of sales to create greater sales efficiency per direct sales representative. The Company believes the expansion of the sales force will contribute significant sales growth going forward.

TheraSkin® continues to maintain nationwide Medicare coverage, extensive private insurance coverage and Medicaid coverage in 42 States and the District of Columbia. Expanding Medicaid and private insurance coverage for TheraSkin® continues to be a strategic priority for the Company. Management is pursuing Medicaid coverage in the remaining 8 States that do not currently cover Thera Skin® for Medicaid patients and is actively pursuing coverage by Anthem, Aetna, United and Humana and second tier private insurance companies.

An independent general surgeon recently published a clinical study that involved a non-industry sponsored prospective randomized clinical trial comparing head-to-head TheraSkin® and Apligraf in treatment of venous leg ulcers. The Company has submitted this new clinical evidence to private and Medicaid payors to seek new coverage determinations for TheraSkin®. Additionally, the Company is working on other clinical study efforts to both defensively protect and offensively expand TheraSkin® payor coverage policy.

On May 2, 2019 the Company and Misonix, Inc. executed a binding definitive agreement (the “Merger Agreement”) for Misonix to acquire the Company in an all-stock transaction valued at approximately $97,000,000 at the time of executing the Merger Agreement (actual value will go up or down between execution and closing based on terms of the Merger Agreement and the stock price of Misonix). Under the terms of the agreement, Misonix would issue approximately 5,700,000 new shares to Solsys’ unitholders. After the completion of the transaction, it was expected that Misonix shareholders immediately after closing will own 64% of the combined entity, and Solsys unitholders will own 36%. Misonix would also assume Solsys’ outstanding secured debt of approximately $20,000,000 SWK Funding term debt and the outstanding balance of the $5 million SVB working capital line-of-credit upon closing. The transaction was completed on September 27, 2019.

The transaction was approved by the boards of directors of both companies. The completion of the acquisition and the issuance of Misonix shares in connection with the proposed transaction was subject to the approval by 66 2/3% of Misonix shareholders. The completion of the transaction was also subject to approval by 55% of Solsys’ Series E unitholders and a majority of its Common unitholders, Series A unitholders, Series B unitholders, Series C unitholders and Series D unitholders, voting as a single class, as well as the satisfaction of certain customary closing conditions.

See Independent Accountant’s Review Report.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Note 9.	Management Plans (continued)

Based on the terms of the Merger Agreement, and subject to closing on same, the value of the EARS and Profit Interest Units issued to certain executives and past directors was valued at $0 at June 30, 2019 because it was not probable at that date that the transaction would close based on required shareholder votes.

On May 22, 2019 the Company and Martinsville Research Institute (MRI), a clinical research organization, entered into an agreement for MRI to perform a post market prospective randomized clinical trial to evaluate the effectiveness of TheraSkin allogenic grafts for the treatment of diabetic foot ulcers versus standard of care. The results of this study will be used to expand and maintain public and private reimbursement coverage for TheraSkin® and support marketing efforts consistent with management plans to increase product sales and market share. The study is expected to be completed within 18 months of the effective date and the final report is expected to be completed within 21 months of the effective date. Per the agreement the budgeted amount for the study is $2.1 million with payments due and payable during the duration of the study based on initial clinical trial set up work and other clinical trial related work performed by MRI and clinical investigators. Payments for this study through June 30, 2019 totaled $250,000.

Based on the foregoing, management believes that if its plans are successful, the Company will have adequate funds to continue its operations and execute its sales and marketing strategy for its primary wound care product, TheraSkin®. As of June 30, 2019 there were no assurances that the Company would be able to secure all additional funding and/or close the Merger Agreement with Misonix referenced above. However, the Company did close on the Merger Agreement on September 27, 2019, with all additional funding in place (see Subsequent Events, Note 10).

Note 10.	Subsequent Events

On September 27, 2019 the Company and Misonix closed on the Merger Agreement discussed in Note 9, Management Plans. The merger was finalized in accordance with the terms of the Merger Agreement dated May 2, 2019. The all-stock transaction was valued at approximately $109,000,000, as measured on the date just prior to closing, which was higher than the original $97,000,000 estimate on May 2, 2019. Immediately after the transaction Misonix shareholders owned approximately 64% of the combined entity, and Solsys unitholders owned approximately 36%. Based on the Merger Agreement, stock price and waterfall, the value of EARS immediately after closing was approximately $1,042,000 and the value of profit interest units was $4,261,000. The Company fulfilled its obligations in the Merger Agreement to raise an additional $4,000,000 equity investment and an additional $5,000,000 of SWK debt financing prior to the closing.

Management has evaluated subsequent events through November 6, 2019, the date the financial statements were available to be issued.

See Independent Accountant’s Review Report.